UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 9, 2016, xG Technology, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices at 7771 West Oakland Park Blvd., Suite 225, Sunrise, Florida, 33351. As described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2016, and as amended on May 27, 2016, at the Annual Meeting the stockholders were asked to vote on seven matters: (i) the election of directors, (ii) the ratification of the appointment of an independent accounting firm, (iii) a proposal to authorize the Board of Directors (“the Board”) to amend the Company’s Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.00001 per share, at a specific ratio within a range from one-for-ten to one-for-fifty, at any time before August 15, 2016, with such range and timing to be left to the complete discretion of the Board, (iv) a proposal to establish the Company’s 2016 Employee Stock Purchase Plan, (v) a proposal to establish the Company’s 2016 Incentive Compensation Plan, (vi) a proposal to amend the Company’s Certificate of Incorporation, to increase the number of authorized shares of capital stock that the Company may issue from 110,000,000 to 220,000,000, of which 200,000,000 shares would be classified as common stock and 20,000,000 shares would be classified as blank check preferred stock, and (vii) a proposal to issue Series D Convertible Preferred Stock to Integrated Microwave Technologies, LLC (“IMT”), in accordance with Nasdaq Martketplace Rule 4350(i)(1)(D)(ii).

Of the 46,051,516 shares outstanding and entitled to vote as of the record date for the Annual Meeting, 28,132,495 shares were present at the Annual Meeting in person or by proxy. As such, a quorum was established at the Annual Meeting.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office of each director will be until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows

Name	For	Withheld	Broker Non-Votes
George F. Schmitt	10,944,273	769,501	18,755,516
John C. Coleman	10,956,295	757,479	18,755,516
Gary Cuccio	10,647,562	1,066,212	18,755,516
Kenneth Hoffman	10,914,984	798,790	18,755,516
Richard L. Mooers	10,655,630	1,058,144	18,755,516
Raymond M. Sidney	10,960,541	753,234	18,755,516
GNRL. James T. Conway	10,944,693	769,081	18,755,516

In addition, the stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, by a vote of 28,697,141for; 1,188,009 against; and 584,140 abstentions. There were no broker non-votes.

The stockholders also approved the proposal to authorize the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.00001 per share, at a specific ratio within a range from one-for-ten to one-for-fifty, at any time before August 15, 2016, with such range and timing to be left to the complete discretion of the Board, by a vote of 25,414,329 for; 5,008,395 against; and 46,566 abstentions. There were no broker non-votes.

The stockholders also approved the proposal to establish the Company’s 2016 Employee Stock Purchase Plan, by a vote of 10,536,985 for; 1,035,385 against; 141,404 abstentions; and, 18,755,516 broker non-votes.

The stockholders also approved the proposal to establish the Company’s 2016 Incentive Compensation Plan, by a vote of 10,447,176 for; 1,161,430 against; 105,168 abstentions and 18,755,516 broker non-votes.

The proposal to amend the Company’s Certificate of Incorporation, to increase the number of authorized shares of capital stock that the Company may issue from 110,000,000 to 220,000,000, of which 200,000,000 shares would be classified as common stock and 20,000,000 shares would be classified as blank check preferred stock, failed to receive the vote of 50% of the outstanding shares required to amend the charter. The number of votes cast for this proposal was 9,865,064 for; 1,812,236 against; 36,474; and 18,755,516 broker non-votes.

Lastly, the stockholders approved the proposal to issue Series D Convertible Preferred Stock to IMT, in accordance with Nasdaq Martketplace Rule 4350(i)(1)(D)(ii), by a vote of 10,325,998 for; 1,203,445 against; 184,331 abstentions and 18,755,516 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 9, 2016		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton Title: Chief Financial Officer